EXHIBIT 16.1

JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

631-318-0351

October 2, 2023

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

Ladies and Gentlemen,

We have read the statements of Cyber Apps World Inc. relating to the event described under item 4.01 of Form 8-K dated October 2, 2023, and we agree with such statements as they pertain to our firm.

Sincerely,
/s/ Jack Shama
Jack Shama, CPA